EXHIBIT 32


                                    CERTIFICATION PURSUANT TO
                                     18 U.S.C. SECTION 1350,
                                     AS ADOPTED PURSUANT TO
                          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the quarterly report of ESCO Technologies Inc. (the "Company") on Form 10-Q for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, V. L. Richey, Jr., Chief Executive Officer of the Company, and G. E. Muenster, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




         Dated:   August 9, 2005
                                       /s/ V.L. Richey, Jr.
                                       V.L. Richey, Jr.
                                       Chief Executive Officer
                                       ESCO Technologies Inc.

                                       /s/ G.E. Muenster
                                       G.E. Muenster
                                       Chief Financial Officer
                                       ESCO Technologies Inc.